UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 3, 2021

Cloudflare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39039	27-0805829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
101 Townsend Street
San Francisco, CA		94107
(Address of principal executive offices)		(Zip code)
(888) 993-5273
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	NET	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 3, 2021, Cloudflare, Inc. (the "Company") held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). Holders of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), were entitled to one vote on each proposal for each share held as of the close of business on April 14, 2021 (the “Record Date”), and holders of the Company’s Class B common stock, par value $0.001 per share (the “Class B Common Stock”), were entitled to ten votes on each proposal for each share held as of the close of business on the Record Date. The Class A Common Stock and Class B Common Stock voted as a single class on all matters. At the Annual Meeting, 219,092,831 shares of Class A Common Stock and 52,234,143 shares of Class B Common Stock, or approximately 92.69% of the total voting power of shares entitled to vote, were present virtually or represented by proxy and voted on the following proposals, which are described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 21, 2021 (the "2021 Proxy Statement"):

Proposal One - Election of Class II Directors. The following nominees were each elected as a Class II director to serve until the Company's 2024 annual meeting of stockholders or until his or her successor is duly elected and qualified. The results of such vote were:

Nominee	For	Withheld	Broker Non-Votes
Maria Eitel	669,567,999	30,137,296	41,728,966
Matthew Prince	652,894,404	46,810,891	41,728,966
Katrin Suder	672,340,946	27,364,349	41,728,966

Proposal Two - Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021 was ratified. The results of such vote were:

For	Against	Abstained	Broker Non-Votes
740,435,668	129,330	869,263	—

Proposal Three - Advisory Vote to Approve the Compensation of Named Executive Officers. The stockholders approved, on an advisory non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the 2021 Proxy Statement. The results of such vote were:

For	Against	Abstained	Broker Non-Votes
692,377,987	5,847,967	1,479,341	41,728,966

Proposal Four - Advisory Vote on the Frequency of Future Stockholder Advisory Votes on the Compensation of Named Executive Officers. The stockholders indicated, on an advisory non-binding basis, their preference for one year as the frequency of holding future advisory non-binding votes on the compensation of the Company’s named executive officers. The results of such vote were:

1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
698,425,456	116,160	437,887	725,792	41,728,966

Based on the results of the vote, and consistent with the Board’s recommendation, the Company has determined to hold a non-binding advisory vote regarding the compensation of its named executive officers every year until the next required non-binding advisory vote on the frequency of holding future votes regarding the compensation of the Company's named executive officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cloudflare, Inc.

Dated: June 7, 2021	By:	/s/ Douglas Kramer
Douglas Kramer
General Counsel and Secretary